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EXHIBIT 10.7

REAFFIRMATION OF GUARANTY AND SECURITY AGREEMENT

        This Reaffirmation of Guaranty ("Agreement") is made as of October 9, 2001 by and among SILICON VALLEY BANK, a California banking corporation ("SVB"), and ARTTODAY.COM, INC., an Arizona corporation ("ArtToday").

RECITALS

    A. International Microcomputer Software, Inc. ("IMSI") is indebted to SVB pursuant to a Loan and Security Agreement dated November 3, 1998 ("SVB Loan Agreement").

           The obligations under the SVB Loan Agreement ("SVB Obligations") are secured by all assets of IMSI described in said agreement ("Collateral").

           In addition the SVB Obligations are secured by the terms of the Intellectual Property Security Agreement ("IMSI IP Security Agreement") executed by IMSI dated November 3, 1999 and by the assets described therein ("IP Collateral").

           In addition the SVB Obligations are secured by the terms of a Pledge Agreement ("Pledge Agreement") executed by IMSI encumbering all shares of stock in ArtToday which are owned by IMSI.

    B. IMSI is obligated to Union Bank of California ("UBOC") pursuant to the terms of the First Amended and Restated Loan Agreement dated as of April 23, 1999, between IMSI and UBOC, including any promissory notes issued thereto and all documents executed in connection therewith, as amended and modified (collectively, "UBOC Loan Agreement").

    C. The obligations under the UBOC Loan Agreement ("UBOC Obligations") are secured by the Collateral.

           In addition the UBOC Obligations are secured by the terms of the Intellectual Property Security Agreement executed by IMSI dated November 3, 1999 and by the IP Collateral.

           In addition the UBOC Obligations are secured by the terms of the Pledge Agreement encumbering all shares of stock in ArtToday which are owned by Borrower.

    D. UBOC and SVB have entered into an Intercreditor Agreement dated as of November 3, 1998 ("Intercreditor Agreement") which among other things provides that UBOC's lien on the assets of Borrower shall be senior to SVB's lien.

    E. The SVB Obligations and the UBOC Obligations are guarantied pursuant to the terms of a Limited Guaranty executed by ArtToday ("Limited Guaranty").

    F. The obligations of ArtToday under the ArtToday Guaranty are secured by all of the assets of ArtToday pursuant to the terms of:

           a Security Agreement (All Personal Property Assets) ("ArtToday Security Agreement"); and

           an Intellectual Property Security Agreement executed by Art Today ("ArtToday IP Security Agreement").


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    G.     Concurrent herewith IMSI and SVB and DCDC and other parties are entering into a Restructure Agreement of even date which will restructure and reduce the monetary obligations owed by IMSI under the SVB Loan Agreement.

    H. Concurrent herewith IMSI is executing as maker a promissory note of even date ("Revised Promissory Note") in the original principal sum of $1,200,000 which shall reflect the reduction of the monetary obligations of IMSI under the SVB Loan Agreement.

    I. DCDC intends to merge with a wholly owned subsidiary of IMSI ("Merger Subsidiary") in such a manner that Merger Subsidiary acquires all assets and obligations of DCDC (the "Merger Transaction"). Prior to such merger DCDC will purchase the UBOC Loan Agreement. As a result of the Merger Transaction Merger Subsidiary shall acquire the UBOC Loan Agreement and all liens related thereto.

AGREEMENT

        NOW THEREFORE, in consideration of the above recitals and the covenants contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Acknowledgment of Guaranty. ArtToday hereby recognizes and agrees that:

        it is obligated as guarantor of all obligations and indebtedness under the SVB Loan Agreement pursuant to the terms provided in the Limited Guaranty; and

        the Limited Guaranty guaranties all obligations of IMSI under the Revised Promissory Note in addition to such other obligations as are included in the SVB Loan Agreement.

Enforceability and No Defenses. ArtToday hereby confirms that the Limited Guaranty remains in full force and effect and that there are no defenses, offsets or counter-claims to its liability under the Limited Guaranty.

Acknowledgment of Security Agreements. ArtToday hereby recognizes and agrees:

        It is obligated as debtor under the ArtToday Security Agreement and bound by all of the terms thereof;

        It is obligated as debtor under the ArtToday IP Security Agreement and bound by all of the terms thereof;

        The ArtToday Security Agreement and the ArtToday IP Security Agreement remain in full force and effect and there are no defenses, offsets or counter-claims to ArtToday's liability thereunder;

        The ArtToday Security Agreement and the ArtToday IP Security Agreement continue to secure the obligations of ArtToday under the Limited Guaranty.

Consent. ArtToday hereby consents to the restructure of the SVB Loan Agreement as provided in the Restructure Agreement and the related documents executed concurrent herewith.

Reaffirmation. ArtToday hereby reaffirms: (i) the Limited Guaranty and the SVB Loan Agreement and all terms thereof following the Merger Transaction; and (ii) the ArtToday Security Agreement and the ArtToday IP Security Agreement and all of the terms and all comments, representations and warranties contained therein and thereof.

Waiver and Release.


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Waiver and Release. In further consideration of SVB entering into the
Restructure Agreement, ArtToday and each of its past and present officers, shareholders, directors, employees and agents (collectively referred to as the "Releasing Parties") hereby waives and releases any and all claims, rights and defenses, causes of action and offsets of any nature whatsoever (known or unknown) which each of them now has (or might have) against SVB, all of SVB's past and present officers, directors, employees, agents, attorneys or representatives arising under or related to the SVB Loan Agreement, the Limited Guaranty, the Restructure Agreement or any other document executed in connection with any of the foregoing documents. This waiver and release includes, but is not limited to, claims, defenses, offsets and causes of action arising from or in any way related to the SVB Loan Agreement, the Limited Guaranty and all modifications, supplements and extensions thereto, all the advances thereunder and SVB's actions in connection therewith. The Releasing Parties hereby recognize and agree that the release herein releases and waives all defenses set forth above.

Release of Third Parties. ArtToday hereby waives any right or defense it may now or hereafter have based upon (i) SVB's release of any party who may be obligated to SVB; (ii) SVB's release or impairment of any collateral for the SVB Obligation; and (iii) the modification or extension of the SVB Obligation.

General Waivers. Without limiting the generality of any other waiver or other provision of this Agreement, ArtToday hereby waives, to the maximum extent such waiver is permitted by law, any and all benefits or defenses arising directly or indirectly under any one or more of: (i) California Civil Code Sections 2808, 2809, 2810, 2815, 2819, 2820, 2821, 2822, 2838, 2839, 2845, 2849, 2850, 2899,
and 3433; or (ii) California Uniform Commercial Code 3605.

Release. The Releasing Parties each understand (a) that it is possible that unknown losses or claims may exist, or (b) that past known losses have been underestimated; nevertheless each of the Releasing Parties is taking this risk into account in determining the consideration it is to receive for this release through this Agreement. Consequently, each of the Releasing Parties expressly waives all rights and benefits conferred by Section 1542 of the California Civil Code which provides as follows:

        "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

Preservation of Agreements. Except as expressly modified herein, the terms and conditions of the Limited Guaranty the ArtToday Security Agreement and the ArtToday IP Security Agreement remain in full force and effect and unmodified.

Controlling Provisions. To the extent that there is any inconsistency or conflict between the terms, conditions and provisions of the Limited Guaranty and this Agreement, the terms, conditions and provisions of this Agreement will prevail.

Successors and Assigns. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that ArtToday may not assign this Agreement or any rights and duties or obligations of them hereunder without the prior written consent of SVB. SVB may assign this Agreement with the assignment of the Limited Guaranty.


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        IN WITNESS WHEREOF, the parties hereto have executed this Reaffirmation of Guaranty Agreement as of the date set forth above.

ARTTODAY.COM, INC.,                     SILICON VALLEY BANK,
a Utah corporation                      a California corporation

By: /s/ MARTIN WADE III                 By:   /s/ SUSAN PHILLIPS McGEE
    ------------------------------            ----------------------------------
Its: CEO                                Its:  Vice President
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